Property Trust Agreement

By and Between

The Trustor:	Sichuan Yinfa Resource Development Co., Ltd.
Address:	No. 188 Xishan Road, Chuanshan District, Suining City, Sichuan Province, People’s Republic of China (“PRC”)
Zip Code:	629000
Tel.:	139090671120
Fax:	0825- 2391709

The Trustee:	Mr. Lei Guo (ID Number: 510902197810125758)
Address:	No. 188 Xishan Road, Chuanshan District, Suining City, Sichuan Province, PRC
Zip Code:	629000
Tel.:	13982591611
Fax:	0825-2391500

Collectively, the Parties.

Whereas,

1.	The Trustor is a corporation duly registered under the PRC laws with full capability for civil conduct.
2.	The Trustee is a citizen of PRC with full capability for civil conduct.

Whereas, the Trustor and the Trustee will jointly enter this Agreement (defined below) under the PRC Trust Law, PRC Contract Law and applicable laws and regulations;

Whereas, in order to specify the rights and obligations of the Parties under the Trust, after friendly consultations between them, the Parties hereby agree as follows:

Article 1.	DEFINITION

1.

Trust: Trust refers to the fact that the settler, based on his faith in the Trustee, entrusts his property rights to the Trustee and allows the Trustee to, according to the will of the settler and in the name of the Trustee, administer or dispose of such property in the interest of the Beneficiary or for any intended purposes.

2.	Trust Agreement (this “Agreement”): This Property Trust Agreement with any and all addendums, exhibits, amendments, appendix and riders.
3.	The Trust: The properties entrustment arrangement under this Agreement.
4.	The Trustor: Sichuan Yinfa Resource Development Co., Ltd.
5.	The Trustee: Mr. Lei Guo.
6.	The Beneficiary: The relationship of the Trust hereunder is of the self-benefited trust, with the Trustor or any party assigned by the Trustor being the Beneficiary of the Trust.

Article 2.	PURPOSE OF THE TRUST

In accordance with the entrustment by the Trustor and the provisions of this Agreement, the Trustee will hold, in his own name, the Trusted Property (as defined below), and will manage, operate and dispose of the Trusted Property, as to effectuate the value of the Trusted Property and protect the interests of the Trustor and the Trustee.

Article 3.	TYPE OF THE TRUST

The Parties agree that the Trust under this Agreement shall be a Property Trust and the Trustor shall entrust the Trustee of the property owned by the Trustor for management purpose.

Article 4.	THE TRUSTED PROPERTY

1.

The Trusted Property shall be the property entrusted to the Trustee for management, operation and disposition purpose and any proceeds and/or revenues or property of whatever form obtained by the Trustee through its management, operation and disposal of the Trusted Property.

2.

The Trusted Property shall be separated from the Trustor’s other property and shall not be subject to liquidation if the Trustor is in bankruptcy proceedings or the Trustor is in dissolution proceeding under the applicable laws and bylaws.

3.	The Trustee shall manage the Trusted Property in an independent and accurate manner and maintain separate accounting and operation records.

Article 5.	THE BENEFICIARY

Unless the Trustor assigns the Beneficiary under the Trust, the Trustor shall be the exclusive Beneficiary of the Trust.

Article 6.	TERM AND PROPERTY DELIVERY

1.	The Trust is taken effect upon the execution of this Agreement.
2.	Term: thirty-one (31) years from the effective date.
3.

Property Delivery: within five (5) days from the effective date, the Trustor shall deliver the properties itemized in the Checklist of Properties as Addendum #2 hereto through required procedures. Upon the actual delivery of Trusted Properties, the Parties shall sign on the Checklist of Properties and the Trusted Property shall be deemed as being fully delivered to the Trustee for management, operation and disposition purpose.

Article 7.	REGISTRATION OF TRUST

Pursuant to applicable laws and regulations, the Parties agree not to have the Trusted Property registered and should such registration be required by applicable laws and regulation, the Parties agree to have the Trusted Property registered with related offices immediately.

Article 8.	TRUST PLAN

The Trustor authorizes the Trustee to incorporate his Trust Plan as Addendum #1 hereto this Agreement.

Article 9.	TAXATION

The Trustor, the Trustee and the Beneficiary shall respectively be responsible for tax due under their income and compensation from the Trusted Property as agreed hereto.

Article 10.	RIGHTS AND OBLIGATIONS OF THE TRUSTOR

(A) Rights of the Trustor.

1.	The Trustor represents and warrants that the Trusted Property is a valid and legal property under the PRC Trust Laws and related applicable laws and regulations.
2.	The Trustor shall have the right to request information relating to the management, operation and disposition of the Trusted Property from the Trustee at any time.
3.	The Trustor shall have the right to review and make duplicate copies of any and all related financial information and documents of the Trusted Property at the Trustor’s own costs and expenses.
4.

Unless the Trustor has authorized the Trustee to re-entrust the right to manage the Trusted Property, under the unforeseeable situation which causes the management of the Trusted Property fails to meet the Beneficiary’s best interest or the Trust Purpose, the Trustor shall have right to have the Trustee adjust the management of the Trusted Property.

5.

The Trustor shall have the right to request the People’s Court to cancel the disposition of the Trusted Property made by the Trustee if the Trustee fails to dispose of the Trusted Property appropriately or the Trustee fails to manage the Trusted Property in accordance with the Trust Purpose. The Trustor shall have the right to claim any and all damages caused herein against the Trustee.

6.

Unless otherwise assigned, the Trustor shall be the exclusive Beneficiary under this Agreement and shall have the right to receive any and all proceeds or revenues from the disposition of the Trusted Property. The Trustee shall pay the Beneficiary with such proceeds in a monthly/annual basis. The Trust shall not be terminated upon the Trustor or the Trustee’s dissolution or the Trustee’s resignation.

7.

Should this Agreement be terminated under applicable laws, the Trustor may transfer the Trusted Property, the Beneficiary’s rights and other related property rights under the Trust to a third party and the Trustee agrees to coordinate such transfer with the Trustor.

(B) Obligations of the Trustor.

1.	The Trusted Property shall be a valid and legal property under the PRC Trust Law and applicable laws and regulations.
2.	The Trustor shall have full capability for civil conduct.
3.	The Trustor shall provide required information to the Trustee for the Trust Purpose.
4.	The Trustor shall pay the Trustee the compensation in connection with the Trust as defined below.
Article 11.	RIGHTS AND OBLIGATIONS OF THE TRUSTEE

(A) Rights of the Trustee.

1.	The Trustee shall have the right to manage the entrustment matters for the Trustor’s best interest under the PRC Trust Laws and this Agreement.
2.

The Trustor shall have the right to be reimbursed for any and all costs and expenses against a third party incurred under the Trust, and shall have the right to refuse to pay any and all costs and expenses against a third party as out of pocket expenses.

(B) Obligations of the Trustee.

1.	The Trustee shall conduct the entrustment matters legitimately under applicable laws and regulations and under this Agreement.
2.	The Trustee shall manage, operate and dispose of the Trusted Property with fiduciary duties owed to the Trustor.
3.	The Trustee shall keep complete records of the management of the Trusted Property and report to the Trustor annually with the management and dispositions of the Trusted Property.
4.

The Trustee shall have the obligation to keep the records and documents of the Trustor, the Beneficiary and the Trusted Property confidential, unless applicable laws and regulations in the PRC or the United States require for disclosure of such information.

5.

The Trustee agrees that the Trusted Property and any and all proceeds or revenues of the Trusted Property shall not be the Trustee’s property or under the Trustees’ ownership and, upon the Trustee’s dissolution or resignation; the Trusted Property shall not be pledged or mortgaged for the Trustee’s own liabilities.

6.	The Trustee shall not receive any compensation if the Trustee fails to manage the Trusted Property in accordance with this Agreement and the Trust Purpose, and the

Trustee shall reimburse or compensate the Trustor for any and all losses and damages caused hereby within ninety (90) days upon the losses and damages incurred.

Article 12.	COMPENSATION TO THE TRUSTEE

The Trustor shall pay the Trustee an annual compensation of one percent (1%) of the appraised market value of the Trusted Property.

Article 13.	RISKS

1.	The Trustee may have risks during the management, operation or disposition of the Trusted Property, including but not limited to management risks and force majeure.
2.

The Beneficiary shall be responsible for any and all losses and damages of the Trusted Property as a result of the Trustee’s management, operation and disposition of the Trusted Property during the ordinary course of business.

3.

Should the Trustee fail to manage the Trusted Property in accordance with this Agreement and the Trust Purpose, the Trustee shall reimburse or compensate the Trustor for any and all losses and damages caused hereby. The Beneficiary shall be responsible for the un-reimbursed or unpaid losses and/damages.

4.

The Trustee shall perform his fiduciary duties to the Trustor during the management of the Trusted Property and shall avoid significant management risks. The Trustee shall not be required to notify the Trustor or the Beneficiary of any and all similar risks.

5.	The Trustee shall be responsible for any and all losses and damages of the Trusted Property due to his failure to perform his obligations under this Agreement.
6.

The Parties shall to resolve any significant management disputes over the Trusted Property amicably if the Trustee’s management fails to meet the Beneficiary’s best interest, and shall improve the management by reducing the risks to the Trust Property.

Article 14.	TERMINATION

1.	This Agreement cannot be modified by either Party without the advanced written consent of the other Party.
2.

Within the Term agreed hereto, the Trustor cannot terminate this Agreement at its own discretion, and should the Trustor terminate this Agreement, the Trustor shall be responsible for any and all losses incurred thereof.

3.

Upon the termination of this Agreement or written mutual consent to an early termination by the Trustor and the Trustee, this Agreement shall be deemed terminated and the Trustee shall return the Trusted Property with any and all proceeds or revenues of the Trusted Property to the Trustor.

4.	The Trust may be modified or terminated upon the following:

(a)	The existence of the Trust is against the Trust Purpose;
(b)	The Trust Purpose has been annulled or cannot be realized;
(c)	The mutual consents of the Parties;
(d)	The Trust is declared invalid or canceled by the People’s Court;
(e)	The exclusive Beneficiary is in dissolution, deceased, or lacks the full capacity for civil conduct;
(f)	The Trust is terminated by political policies, in which case the Trustee shall not be responsible for any losses and/or damages caused as a result thereof; and
(g)	Upon the expiration of this Agreement.
5.

Upon the termination of the Trust, the Trustee shall report to the Trustor, and upon acceptance of the report by the Trustor or the Beneficiary, the Trustee shall be deemed to have fulfilled all of his obligations under this Agreement.

Article 15.	DISPUTE RESOLUTION

Should the Trustor or the Trustee fail to perform their respective obligations under this Agreement or make any misrepresentation under this Agreement, the Trustor or the Trustee shall, as the case may be, be deemed to have breached of this Agreement:

1.	The Trustor shall reimburse the Trustee for any and all losses and damages incurred by the cancellation or annulment of the Trust caused by the Trustor’s breach, and vice versa.
2.	If the Trust is terminated due to the Trustor’s failure to deliver the Trusted Property to the Trustee, the Trustor shall reimburse the Trustee for any and all losses incurred thereby.
3.	If the Trustee fails to perform his obligations under this Agreement, the Trustee is responsible for any and all losses incurred by the Trustor resulting from such failure.
4.

This Agreement cannot be modified or terminated by either Party without the written consent of the other Party. The Parties agree to discuss an early termination of this Agreement. Either Party terminating this Agreement without the written consent of the other Party shall be responsible for any and all losses resulting therefrom.

5.	The Disputes arising from this Agreement shall be submitted to the People’s Court with appropriate jurisdiction.
6.	The above said losses and damages shall include but not limited to any economic losses.
Article 16.	NOTICE

1.	The Parties shall duly notify the other with any change of address within ten (10) days of such change.

2.	The following manner may be deemed as being served:
(a)	Manner: personal serve, registered mail, fax, telegram, email, etc. with records at the Trustee’s business premises;
(b)	Address: as set forth in this Agreement; and
(c)	Delivered Time: personal service-served date, registered mail-mailing stamp, fax, telegram, email-reply date or the first business day after delivery.
Article 17.	MISCELLANEOUS

1.	If the any deadline within this Agreement falls on a weekend or holiday, the deadline is extended until the next business day.
2.	This Agreement shall be effective upon the following conditions:
(a)	The Trustor or its authorized agent executes this Agreement with seals; and
(b)	The Trustee or his authorized agent executes this Agreement with seals.
3.

This Agreement shall be in four (4) copies and each copy shall be each counterpart shall for all purposes be deemed to be an original, and shall be considered as fully executed on distribution of the counterpart pages to each of the executors hereto. Should the Beneficiary be different from the Trustor, the Beneficiary shall receive a sealed copy of this Agreement.

4.	Addendum
(a)	Trust Plan; and
(b)	Form of Trusted Properties.

Article 18.	DISCLAIMER

1.	The Trustor has reviewed and acknowledged that the Trustee shall not be responsible under certain situations under this Agreement.
2.	The Parties have reviewed this Agreement and have agreed on the Trust Plan.

The Trustor	The Trustee

/s/ Zhi He	/s/ Lei Guo
Authorized Agent, Zhi He	Authorized Agent, Lei Guo
Date: December 16, 2008	Date: December 16, 2008